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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): September 9, 2004



                                 BIG LOTS, INC.
             (Exact name of registrant as specified in its charter)




             Ohio                         1-8897                 06-1119097
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)



                     300 Phillipi Road, Columbus, Ohio 43228
               (Address of principal executive office) (Zip Code)


                                 (614) 278-6800
              (Registrant's telephone number, including area code)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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Item 1.01.  Entry into a Material Definitive Agreement

            Pursuant to the Big Lots, Inc. Amended and Restated Director Stock Option Plan, as amended (the "Director Plan"), Big Lots, Inc. ("Company") grants to its outside directors the right to purchase the Company's common shares. The Nominating and Compensation Committee of the Company's Board of Directors ("Nominating and Compensation Committee") has adopted a form of agreement under which grants are made to the outside directors under the Director Plan. Filed with this Current Report on Form 8-K as Exhibit 10.1 is the form of agreement for the Director Plan.

            Pursuant to the Big Lots, Inc. 1996 Performance Incentive Plan, as amended (the "Incentive Plan"), the Company grants to certain of its employees, including the "named executive officers" (as that term is defined in Item 402(a)(3) of Regulation S-K), the right to purchase the Company's common shares. The Nominating and Compensation Committee has adopted a form of agreement under which grants are made to employees under the Incentive Plan. Filed with this Current Report on Form 8-K as Exhibit 10.2 is the form of agreement for the Incentive Plan.

Item 9.01.  Financial Statements and Exhibits

            Exhibit
            Number                Description

            ---------             -------------------

            10.1                  Form of Agreement under the Big Lots, Inc.
                                  Amended and Restated  Director Stock Option
                                  Plan

            10.2                  Form of Agreement under the Big Lots, Inc.
                                  1996 Performance Incentive Plan



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BIG LOTS, INC.

                                            By:  /s/ Charles W. Haubiel II
                                            -------------------------------
                                            Charles W. Haubiel II
                                            Vice President, General Counsel
                                            and Corporate Secretary


Date:  September 13, 2004